UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2014

INPHI CORPORATION

(Exact name of registrant as specified in its charter)

001-34942

(Commission File Number)

Delaware	77-0557980
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2953 Bunker Hill Lane, Suite 300, Santa Clara, California 95054

(Address of principal executive offices, with zip code)

(408) 217-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 30, 2014, Inphi Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Catalina Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Cortina Systems, Inc., a Delaware Corporation (“Cortina”) and Bruce Margetson, as Stockholder’s Agent. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Cortina and Cortina will be the surviving corporation and wholly owned subsidiary of the Company (the “Merger”) and the Company will acquire Cortina’s High-Speed Interconnect and Optical Transport product lines. As consideration for the Merger, the Company has agreed to issue an aggregate $73.5 million in shares of common stock and $52.5 million dollars in cash, subject to certain closing and post-closing adjustments. A portion of the cash will be placed in an escrow fund for up to 12 months following the closing for the satisfaction of certain indemnification claims. The Company will not acquire as part of the Merger Cortina’s Access and Digital Home business, which Cortina will divest prior to the closing of the Merger and will continue as an independent company.

Completion of the transaction is subject to customary closing conditions, including, but not limited to, expiration or termination of the applicable waiting period under Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other regulatory approvals. Following the closing, the Company has agreed to file a registration statement on Form S-3 registering the shares of common stock to be issued to Cortina stockholders.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential Disclosure Schedules provided by Cortina in connection with the signing of the Merger Agreement. The confidential Disclosure Schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the parties.

On July 30, 2014, the Company issued a press release announcing the transaction. A copy of the release is filed herewith as Exhibit 99.1.

Item 3.02	Unregistered Sales of Equity Securities.

Under the terms of the Merger Agreement described in Item 1.01 above, the Company has agreed to issue approximately 5.3 million shares of the Company’s common stock, to the stockholders of Cortina at the closing. These shares will be issued pursuant to an exemption under Regulation D, as promulgated under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of July 30, 2014 by and among the Registrant, Catalina Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Registrant, Cortina Systems, Inc., a Delaware corporation, and Bruce Margeston, as Stockholders’ Agent.*

99.1	Press release dated July 30, 2014

*	Inphi hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2014

INPHI CORPORATION

By:	/s/ John Edmunds
John Edmunds
Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of July 30, 2014 by and among the Registrant, Catalina Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Registrant, Cortina Systems, Inc., a Delaware corporation, and Bruce Margeston, as Stockholders’ Agent.*

99.1	Press release dated July 30, 2014

*	Inphi hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.